Exhibit 1.1

Execution Version

Portillo’s Inc.

Class A Common Stock, Par Value $0.01 Per Share

Underwriting Agreement

March 7, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Portillo’s Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof, and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis) an aggregate of 8,000,000 shares (the “Firm Shares”) and, at the election of the Underwriters, up to 1,200,000 additional shares (the “Optional Shares”) of Class A common stock, par value $0.01 per share (“Stock”), of the Company (the Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof being collectively called the “Shares”).

The Company and PHD Group Holdings, LLC, a Delaware limited liability company, are collectively referred to herein as the “Portillo’s Parties.”

1. The Portillo’s Parties represent and warrant to, and agree with, each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-268340) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Base Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Base Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Base Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; any oral or written communication with potential investors undertaken in reliance on Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(c) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of

Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Pricing Prospectus and the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(c) hereto;

(e) (i) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective, and as of each Time of Delivery, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Pricing Prospectus conforms, and the Prospectus and any further amendments or supplements to the Prospectus will, when they are filed with the Commission, and as of each Time of Delivery, conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representation and warranty in (i) and (ii) shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(f) Neither of the Portillo’s Parties nor any of their subsidiaries have, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, (i) sustained any loss or interference with its business that is material to the Portillo’s Parties and their subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Portillo’s Parties and their subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Portillo’s Parties and their subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Portillo’s Parties’ equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus, (iii) the Reorganization Transactions (as defined in the Registration Statement, the Pricing Disclosure Package and the Prospectus) or (iv) and other than as described in the Pricing Prospectus and the Prospectus) or any material change in long-term debt of the Portillo’s Parties or any of their subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, assets, liabilities, prospects, general affairs, management, financial position, stockholders’ equity or results of operations of the Portillo’s Parties and their subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Portillo’s Parties to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(g) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Portillo’s Parties and their subsidiaries do not own any real property and have good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and the real property, improvements, equipment and personal property held under lease by the Portillo’s Parties or any of their subsidiaries are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary;

(h) Each of the Portillo’s Parties and each of their subsidiaries has been (i) duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary (other than any immaterial and inactive subsidiary) of the Company has been listed in the Registration Statement;

(i) The Company has an authorized capitalization as set forth in the Pricing Prospectus under the heading “Capitalization” in the “Actual” column, and all of the issued shares of capital stock of each Portillo’s Party have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Portillo’s Parties have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Portillo’s Parties, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(j) The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(k) The issue and sale of the Shares and the compliance by the Portillo’s Parties with this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease, contract or other agreement or instrument to which any Portillo’s Party or any of its subsidiaries is a party or by which any Portillo’s Party or any of its Significant Subsidiaries is bound or to which any of the property or assets of any Portillo’s Party or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of any Portillo’s Party or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Portillo’s Party or any of their subsidiaries or any of their properties, except, in the case of clauses (A) and (C) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Portillo’s Parties of the transactions contemplated by this Agreement, except such as have been obtained under the Act and the Exchange Act, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as may be required by Nasdaq (“NASDAQ”) or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(l) Neither of the Portillo’s Parties nor any of their subsidiaries are (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Portillo’s Party or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(m) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) Other than as set forth in the Pricing Prospectus, there is no action, suit, proceeding, inquiry or investigation brought by or before any legal or governmental entity to which any Portillo’s Party or any of its subsidiaries or, to the Portillo’s Parties’ knowledge, any officer or director of any Portillo’s Party, is a party or of which any property of the Company or any of its subsidiaries or, to the Portillo’s Parties’ knowledge, any officer or director of any Portillo’s Party, is the subject which, if determined adversely to any Portillo’s Party or any of its subsidiaries (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Portillo’s Parties’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(q) Deloitte & Touche LLP, who have certified the financial statements of the Portillo’s Parties and their subsidiaries is an independent registered public accounting firm with respect to the Portillo’s Parties and their subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act and the rules and regulations of the Commission thereunder;

(r) Each Portillo’s Party maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) has been designed to comply with the requirements of the Exchange Act, (ii) has been designed by the Portillo’s Parties’ respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and each Portillo’s Party is not aware of any material weaknesses in its internal control over financial reporting (it being understood that nothing in this Agreement shall require the Company to comply with Section 404 of the Sarbanes Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) as of an earlier date than it would otherwise be required to so comply under applicable law);

(s) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in any Portillo’s Party’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, such Portillo’s Party’s internal control over financial reporting;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(u) This Agreement has been duly authorized, executed and delivered by each Portillo’s Party;

(v) Neither Portillo’s Party nor any of their subsidiaries, nor any director, officer, controlled affiliate or employee of any Portillo’s Party or any of its subsidiaries nor, to the knowledge of the Portillo’s Parties, any agent, non-controlled affiliate or other person acting on behalf of the Portillo’s Parties or any of their subsidiaries has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; the Portillo’s Parties and their subsidiaries and, to the knowledge of the Portillo’s Parties, the Portillo’s Parties’ affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. Neither the Portillo’s Parties nor their subsidiaries nor, to the knowledge of the Portillo’s Parties, the Portillo’s Parties’ affiliates will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-bribery or anti-corruption laws;

(w) The operations of the Portillo’s Parties and their subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Portillo’s Parties and their subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Portillo’s Party or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Portillo’s Parties, threatened;

(x) (i) Neither Portillo’s Party nor any of its subsidiaries, nor any director, officer, controlled affiliate or employee of any Portillo’s Party or any of its subsidiaries nor, to the knowledge of the Portillo’s Parties, any agent, non-controlled affiliate or other person acting on behalf of any Portillo’s Party or any of its subsidiaries, is an individual or entity that is, or is owned or controlled by one or more persons that are (a) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”) or (b) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic), and (ii) the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (a) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (b) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; for the past five years, the Portillo’s Parties and their subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country or territory that is the subject or the target of Sanctions;

(y) The financial statements included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Portillo’s Parties and their subsidiaries at the dates indicated and the statements of operations, stockholders’ equity and cash flows of the Portillo’s Parties and their subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(z) Each Portillo’s Party and its subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to all material patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither Portillo’s Party nor any of its subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which could render any Intellectual Property invalid or inadequate to protect the interest of the Portillo’s Parties or any of their subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could be reasonably expected to have a Material Adverse Effect;

(aa) (i) To the knowledge of the Portillo’s Parties, there has been no material security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Portillo’s Parties or their subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third-party data maintained, processed or stored by the Portillo’s Parties and their subsidiaries, and any such data processed or stored by third parties on behalf of any Portillo’s Party and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) neither Portillo’s Party nor its subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) the Portillo’s Parties and their subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iv) the Portillo’s Parties and their subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except in the case of each of clauses (i) through (iv) as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect;

(bb) Any statistical and market-related data included or incorporated by reference in the Registration Statement and the Prospectus are based on or derived from sources that the Portillo’s Parties believe, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Portillo’s Parties have obtained the written consent to the use of such data from such sources;

(cc) The Portillo’s Parties and their subsidiaries carry or are entitled to the benefits of insurance in such amounts and covering such risks as the Portillo’s Parties believe are adequate to protect the Portillo’s Parties and their subsidiaries and their respective businesses. The Portillo’s Parties have no reason to believe that they or any of their subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions at a reasonable cost that would not result in a Material Adverse Effect;

(dd) Other than any taxes the payment of which by a Portillo’s Party or its applicable subsidiary is subject of a good faith dispute by such Portillo’s Party or its applicable subsidiary and with respect to which reserves in conformity with GAAP have been provided on the books of such Portillo’s Party or its applicable subsidiary, the Portillo’s Parties and their subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Pricing Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be asserted against the Portillo’s Parties or any of their subsidiaries or any of their respective properties or assets that could reasonably be expected, individually or in the aggregate, have a Material Adverse Effect;

(ee) No labor dispute with the employees of any Portillo’s Party or any of its subsidiaries exists or, to the knowledge of the Portillo’s Parties, is imminent, and the Portillo’s Parties are not aware of any existing or imminent labor disturbance by the employees of any of their or any subsidiary’s principal vendors, customers or contractors, except as would not reasonably be expected to have a Material Adverse Effect;

(ff) There is and has been no failure on the part of any Portillo’s Party or any Portillo’s Party directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(gg) The Company does not have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(hh) Neither of the Portillo’s Parties nor any of their subsidiaries have taken, directly or indirectly, any action designed to or that might cause or result in stabilization or manipulation of the price of the Shares or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Shares, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M;

(ii) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(jj) The Portillo’s Parties and their subsidiaries possess such valid and current certificates, authorizations or permits required by state, federal or foreign regulatory agencies or bodies to conduct their respective businesses as currently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and any amendment or supplement thereto (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect. Neither of the Portillo’s Parties nor any of their subsidiaries are in violation of, or in default under, any of the Permits or has received any notice of proceedings relating to revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except where the failure to pay or file or where such revocation, modification or non-compliance has not and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(kk) Except as could not be expected, individually or in the aggregate, to result in a Material Adverse Effect: (i) neither Portillo’s Party nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code or rule of common law or any judicial or administrative interpretation thereof, including any applicable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, applicable laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”); (ii) the Portillo’s Parties and their subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements; (iii) there are no pending or, to the knowledge of the Portillo’s Parties, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Portillo’s Party or any of its subsidiaries; and (iv) to the knowledge of the Portillo’s Parties there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any Portillo’s Party or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws;

(ll) Except as would not reasonably be expected to have a Material Adverse Effect, each Portillo’s Party and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by any Portillo’s Party, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance with ERISA. “ERISA Affiliate” means, with respect to any Portillo’s Party or any of its subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which such Portillo’s Party or such subsidiary is a member. (i) No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by any Portillo’s Party, its subsidiaries or any of their ERISA Affiliates, (ii) no “employee benefit plan” established or maintained by any Portillo’s Party, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), (iii) neither Portillo’s Party, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971, 4975 or 4980B of the Code, and (iv) each employee benefit plan established or maintained by any Portillo’s Party, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification; and

(mm) The Company is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $20.80, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 1,200,000 Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Underwriters at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on March 10, 2023 or such other time and date as the Underwriters and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, New York 10020 (the “Closing Location”), and the Shares will be delivered through DTC, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Portillo’s Parties agree with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Base Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Portillo’s Parties with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); provided that the Company will be deemed to have furnished such statement to its securityholders to the extent it is filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system;

(e) During the period commencing on and including the date hereof and continuing through and including the 30th day following the date of the Prospectus (such period, as extended as described below, being referred to herein as the “Lock-up Period”), the Company will not, without the prior written consent of the Underwriters, directly or indirectly: (i) sell, offer to sell, contract to sell or lend any Shares or Related Securities (as defined below); (ii) effect any short sale, or establish or increase any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any “call equivalent position” (as defined in Rule 16a-1(b) under the Exchange Act) of any Shares or Related Securities; (iii) pledge, hypothecate or grant any security interest in any Shares or Related Securities; (iv) in any other way transfer or dispose of any Shares or Related Securities; (v) enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise; (vi) announce the offering of any Shares or Related Securities; (vii) submit or file any registration statement under the Act in respect of any Shares or Related Securities (other than as contemplated by this Agreement with respect to the Offered Shares); (viii) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Shares; or (ix) publicly announce the intention to do any of the foregoing; provided, however, that the Company may (A) effect the transactions contemplated hereby, including the offer and sale of the Shares, and the secondary sales by certain equityholders as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (B) the issuance by the Company of stock options, restricted stock units, and employee stock purchase plan (“ESPP”) purchase rights pursuant to the Company’s equity incentive plans described in the Pricing Prospectus and the Prospectus, (C) the issuance by the Company of shares of Class A Common Stock upon the exercise of stock options or ESPP purchase rights or upon the settlement of restricted stock units, in each case outstanding as of the date of this Agreement or issued after the date of this Agreement pursuant to the Company’s equity incentive plans described in the Pricing Prospectus and the Prospectus, (D) the issuance by the Company of shares of Class A Common Stock upon the conversion of shares of Class B common stock of the Company or redemption of limited liability company units of PHD Group Holdings, LLC, (E) the exchange or conversion (or other means by which shares of one class or series can become another class or series) of any class or series of capital stock of the Company for any other class or series of shares of capital stock of the Company as described and as contemplated in the Prospectus, (F) the filing of any registration statement(s) on Form S-8 relating to the securities (or the shares underlying such securities) granted or to be granted pursuant to the Company’s equity incentive plans that are described in the Pricing Prospectus and the Prospectus; or (G) assist any stockholder of the Company in the establishment of a trading plan by such stockholder pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A Common Stock, provided that such plan does not provide for the transfer of shares of Class A Common Stock during the Lock-Up Period, and the establishment of such plan does not require or otherwise result in any public filings or other public announcement of such plan during such Lock-Up Period and such plan is otherwise permitted to be implemented during the Lock-up Period pursuant to the terms of the lock-up agreement between such stockholder and the Underwriters in connection with the offering of the Offered Shares. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Shares;

(f) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission), unless otherwise publicly available;

(g) To use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To use their best efforts to list, subject to notice of issuance, the Shares on NASDAQ;

(i) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(j) To pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with the Rules 456(b) and 457(r) under the Act;

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and

(l) To promptly notify the Underwriters if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery.

6. (a) Each Portillo’s Party represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Portillo’s Parties and the other Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Portillo’s Parties and the Underwriters is listed on Schedule II(a) or Schedule II(c) hereto;

(b) Each Portillo’s Party has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c) Each Portillo’s Party agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, such Portillo’s Party will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) Each Portillo’s Party represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Underwriters with entities that such Portillo’s Party reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Underwriters that are listed on Schedule II(d) hereto; and each Portillo’s Party reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. Each Portillo’s Party covenants and agrees with the several Underwriters that the Portillo’s Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Portillo’s Parties’ counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Written Testing-the-Waters Communication,

any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey up to an aggregate of $5,000; (iii) all fees and expenses in connection with listing the Shares on NASDAQ; (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (provided that the reimbursement obligation of such fees and expenses of counsel for the Underwriters shall not, in the aggregate, exceed $30,000); (v) the cost of preparing stock certificates; (vi) the cost and charges of any transfer agent or registrar; (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (viii) all expenses incurred by the Portillo’s Parties in connection with any “roadshow” presentation to potential investors and 50% of the costs of any aircraft chartered in connection with the “road show” presentation. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Portillo’s Parties herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Portillo’s Parties shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by any Portillo’s Party pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Preliminary Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Weil, Gotshal & Manges LLP, counsel for the Portillo’s Parties, shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither Portillo’s Party nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or any loss or interference from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to Portillo’s Parties’ equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of stock upon conversion of Portillo’s Party securities as described in the Pricing Prospectus or (iii) and other than as described in the Pricing Prospectus and the Prospectus) or any material change in or short-term debt or long-term debt of any Portillo’s Party or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of any Portillo’s Party and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (y) the ability of any Portillo’s Party to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) [Reserved].

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on NASDAQ;

(i) The Portillo’s Parties shall have obtained and delivered to the Underwriters executed copies of an agreement from each person or entity listed on Schedule IV hereto, substantially to the effect set forth in Schedule III hereto in form and substance satisfactory to you;

(j) The Portillo’s Parties shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(k) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (e) of this Section and as to such other matters as you may reasonably request.

9. (a) Each Portillo’s Party, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Portillo’s Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) [Reserved].

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Portillo’s Parties against any losses, claims, damages or liabilities to which the Portillo’s Parties may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration

Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse such Portillo’s Party for any legal or other expenses reasonably incurred by such Portillo’s Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Portillo’s Parties by such Underwriter expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the first sentence of the third paragraph under the caption “Underwriting,” the concession and reallowance amounts, if any, in the first paragraph under the caption “Underwriting—Commission and Expenses,” and the first sentence under the caption “Underwriting—Stabilization,” in the Preliminary Prospectus, the Pricing Prospectus and the Prospectus.

(d) Promptly after receipt by an indemnified party under subsection (a) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall retain counsel reasonably satisfactory to such indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Underwriters, and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company shall be designated in writing by any one of them. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof), in such proportion as is appropriate to reflect the relative benefits received by any Portillo’s Party on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of any Portillo’s Party on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Portillo’s Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by any Portillo’s Party bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Portillo’s Party on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Portillo’s Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Portillo’s Parties under this Section 9 shall be in addition to any liability which a Portillo’s Party may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Portillo’s Party and to each person, if any, who controls a Portillo’s Party within the meaning of the Act.

10. [Reserved].

11. The respective indemnities, agreements, representations, warranties and other statements of the Portillo’s Parties and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or any Portillo’s Party, or any officer or director or controlling person of any Portillo’s Party, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, the Portillo’s Parties shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Portillo’s Parties, severally and jointly, will reimburse the Underwriters through you for all out-of-pocket accountable expenses actually incurred approved in writing by you, including fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Portillo’s Parties shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to them at Morgan Stanley & Co. LLC, at 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General

Counsel; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Portillo’s Parties and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Portillo’s Parties and each person who controls any Portillo’s Party or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Portillo’s Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Portillo’s Parties on other matters) or any other obligation to the Portillo’s Parties except the obligations expressly set forth in this Agreement, (iv) each Portillo’s Party has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each Portillo’s Party agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to such Portillo’s Party, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Portillo’s Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. Each Portillo’s Party agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19. Each Portillo’s Party and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes

21. Notwithstanding anything herein to the contrary, each Portillo’s Party is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to such Portillo’s Party relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Portillo’s Parties. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Portillo’s Parties for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours, Portillo’s Inc.

By:	/s/ Michelle Hook
Name: Michelle Hook
Title: CFO

PHD Group Holdings, LLC

By:	/s/ Michelle Hook
Name: Michelle Hook
Title: CFO

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof: Morgan Stanley & Co. LLC

By:	/s/ Akanksha Agarwal
Name: Akanksha Agarwal
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC	8,000,000	1,200,000

Total	8,000,000	1,200,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None

(b)	Additional Documents Incorporated by Reference:

None

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Issuer Free Writing Prospectus dated March 7, 2023.

The public offering price per share for the Shares is $21.05.

The number of Shares purchased by the Underwriters is 8,000,000.

(d)	Written Testing-the-Waters Communications:

None

SCHEDULE III

Form of Lock-Up Agreement

March 7, 2023

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

RE:	Portillo’s Inc. (the “Company”)

Ladies & Gentlemen:

The undersigned is an owner of shares of Class A common stock, par value $0.01 per share, of the Company (“Shares”) or Related Securities. The Company proposes to conduct a public offering of Shares (the “Offering”) for which Morgan Stanley & Co. LLC will act as the underwriters (the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 of the Underwriting Agreement (as defined below), and to the extent there is only a single underwriter, the term “Underwriters” shall be deemed to refer to the single Underwriter, mutatis mutandis). The undersigned recognizes that the Offering will benefit each of the Company and the undersigned. The undersigned acknowledges that the underwriters are relying on the representations and agreements of the undersigned contained in this letter agreement in conducting the Offering and, at a subsequent date, in entering into an underwriting agreement (the “Underwriting Agreement”) with respect to the Offering.

Annex A sets forth definitions for capitalized terms used in this letter agreement that are not defined in the body of this letter agreement. Those definitions are a part of this letter agreement.

In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, during the Lock-up Period, the undersigned will not, without the prior written consent of the Underwriters, which may withhold their consent in their sole discretion:

•	Sell or Offer to Sell any Shares or Related Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Exchange Act) by the undersigned,

•	enter into any Swap,

•

make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any Shares or Related Securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or

•	publicly announce any intention to do any of the foregoing.

The foregoing will not apply to the registration of the offer and sale of the Shares, the sale of the Shares to the Underwriters, the sale of the undersigned’s LLC Units, Class B Shares, Shares or Related Securities to the Company or any of its subsidiaries in connection with the purchase of LLC Units, Class B Shares, Shares or Related Securities from the undersigned by the Company or any of its subsidiaries with the net proceeds of the public offering, as contemplated by the Registration Statement. In addition, the foregoing restrictions shall not apply to the transfer of Shares or Related Securities:

(a)	(i) by gift or for bona fide estate planning purposes;

   (ii) by will or intestate succession;

   (iii) to a Family Member or to a trust whose beneficiaries consist exclusively of one or more of the undersigned and/or a Family Member, or if the undersigned is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

   (iv) to a partnership, limited liability company or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

   (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above;

   (vi) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (B) as part of a distribution to members, partners or shareholders of the undersigned;

   (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

   (viii) to the Company from an employee of the Company upon death, disability or termination of employment or other service relationship with the Company or the undersigned’s failure to meet certain conditions set out upon receipt of such securities, in each case, of such employee;

   (ix) as part of a sale of Shares or Related Securities acquired in open market transactions after the completion of the Offering;

   (x) pursuant to an order of a court or regulatory agency having jurisdiction over the undersigned;

   (xi) in connection with the vesting, settlement, or exercise of restricted stock units, options, warrants or other rights to purchase Shares or Related Securities (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, options, warrants or rights; provided that any such Shares received upon such exercise, vesting or settlement shall be subject to the terms of this letter agreement; and provided further that any such restricted stock units, options, warrants or rights are held by the undersigned pursuant to an agreement or equity awards granted under a stock incentive plan or other equity award plan, each such agreement or plan which is described in the Registration Statement;

   (xii) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold at least a majority of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned’s Shares and Related Securities shall remain subject to the provisions of this letter agreement; or

   (xiii) the conversion of the undersigned’s Class B Shares or the redemption of the undersigned’s LLC Units in exchange for Shares issued by the Company; provided that any such Shares received shall be subject to the terms of this letter agreement;

provided that:

   (A) in the case of any transfer pursuant to any of clauses (a)(i), (ii), (iii), (iv), (v), (vi) or (vii), such transfer shall not involve a disposition for value and each donee, devisee, transferee or distributee shall execute and deliver to the Underwriters a lock-up letter in the form of this letter agreement;

   (B) in the case of any transfer pursuant to any of clause (a)(i), (iii), (iv), (v), (vi), (vii), (viiii), (ix), (x) or (xi), it shall be a condition to such transfer that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a) of the Exchange Act or other public filing, report or announcement reporting a reduction in beneficial ownership of Shares or Related Securities in connection with such transfer or distribution shall be legally required during the Lock-up Period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer; and

(b)

(i) the undersigned may establish after the date of this letter agreement trading plans pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) for the transfer of Shares or Related Securities; provided that (1) any such 10b5-1 Plan does not provide for the transfer of such Shares or Related Securities during the Lock-up Period and (2) no filing under the Exchange Act or other public announcement in connection with any such 10b5-1Plan shall be made voluntarily by any party in connection with such 10b5-1Plan and to the extent any such filing or public announcement regarding the establishment of such 10b5-1 Plan is required to be made, such announcement or filing shall include a statement to the effect that no transfer of Shares or Related Securities may be made under such 10b5-1 Plan during the Lock-up Period in contravention of this letter agreement; and (ii) the undersigned may transfer Shares or Related Securities pursuant to a 10b5-1 Plan established before the date of this letter agreement, and complete any filings required to be made under the Exchange Act in connection therewith; provided that any filings required to be made under the Exchange Act in connection with this clause (ii) shall include an explanatory footnote stating that the transfer was made pursuant to a 10b5-1 Plan.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of Shares or Related Securities held by the undersigned except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, the Underwriters are not making a recommendation to the undersigned to participate in the Offering, enter into this letter agreement, or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that any Underwriter is making such a recommendation.

Nothing in this letter agreement shall prevent the undersigned from making a demand for, or exercising any right with respect to, the registration of the undersigned’s Shares, except for any such demand or any such exercise that is publicly disclosed (or required to be publicly disclosed) by the undersigned or any of its affiliates prior to the expiration of the Restricted Period; provided that in no event shall the Company be obligated to take an action in violation of Section 5(e) of the Underwriting Agreement.

The undersigned understands that, if (1) the Company files an application to withdraw the Registration Statement related to the Offering prior to the execution of the Underwriting Agreement, (2) the Underwriting Agreement does not become effective by March 31, 2023, (3) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, or (4) the Underwriters advise the Company, or the Company advises the Underwriters, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Offering, the undersigned shall be released from all obligations under this letter agreement.

Whether or not the Offering occurs as currently contemplated or at all depends on market conditions and other factors. The Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power, capacity and authority to enter into this letter agreement. This letter agreement is irrevocable and will be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Delivery of this letter agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

Signature

Printed Name of Person Signing

(Indicate capacity of person signing if signing as custodian or trustee, or on behalf of an entity)

Certain Defined Terms

Used in Lock-up Agreement

For purposes of the letter agreement to which this Annex A is attached and of which it is made a part:

•	“Call Equivalent Position” shall have the meaning set forth in Rule 16a-1(b) under the Exchange Act.

•	“Class B Shares” shall mean Class B common stock, par value $0.00001 per share, of the Company.

•	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

•

“Family Member” shall mean the spouse of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” as used above shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act.

•	“LLC Units” shall mean limited liability company units of PHD Group Holdings, LLC.

•	“Lock-up Period” shall mean the period beginning on the date hereof and continuing through the close of trading on the date that is 30 days after the date of the Prospectus.

•	“Put Equivalent Position” shall have the meaning set forth in Rule 16a-1(h) under the Exchange Act.

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“Registration Statement” shall mean that certain registration statement on Form S-3 (File No. 333-268340) in respect of the Shares filed with the Securities and Exchange Commission and any post-effective amendment thereto.

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“Related Securities” shall mean any options or warrants or other rights to acquire Shares or any securities exchangeable or exercisable for or convertible into Shares, or to acquire other securities or rights ultimately exchangeable or exercisable for or convertible into Shares.

•	“Securities Act” shall mean the Securities Act of 1933, as amended.

•	“Sell or Offer to Sell” shall mean to:

–	sell, offer to sell, contract to sell or lend,

–	effect any short sale or establish or increase a Put Equivalent Position or liquidate or decrease any Call Equivalent Position

–	pledge, hypothecate or grant any security interest in, or

–	in any other way transfer or dispose of,

in each case whether effected directly or indirectly.

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“Swap” shall mean any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of Shares or Related Securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise.

Capitalized terms not defined in this Annex A shall have the meanings given to them in the body of this lock-up agreement.